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                                                               Exhibit 3.1(e)(I)


Microfilm Number 9815-1227     Filed with the Department of State on Feb 26 1998
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Entity Number    968281                 /s/ Yvette Kane
             ---------------            ----------------------------------------
                                        SECRETARY OF THE COMMONWEALTH


         STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1522 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. ss. 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.   The NAME of the corporation is:  Alkermes, Inc.
                                     -------------------------------------------

2.   (CHECK AND COMPLETE ONE OF THE FOLLOWING):

     The resolution amending the Articles under 15 Pa.C.S. ss. 1522(b) (relating ___ to divisions and determinations by the board), set forth in full, is as follows:

     ___________________________________________________________________________
     ___________________________________________________________________________

  X The resolution amending the Articles under 15 Pa.C.S.ss.1522(b) is set --- forth in full in Exhibit A attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ss. 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 3,000,000 shares.

4. The resolution was adopted by the Board of Directors or an authorized committee thereof on: February 18, 1998
                           -----------------------

5.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

  X The resolution shall be effective upon the filing of this statement with --- respect to shares in the Department of State.

 ___ The resolution shall be effective on: _______________ at __________________
                                                Date                   Hour

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 26TH day of FEBRUARY, 1998.


                                           Alkermes, Inc.
                                           -------------------------------------
                                                 (Name of Corporation)

                                           BY: /s/ Morris Cheston, Jr.
                                               ---------------------------------
                                                      (Signature)

                                           TITLE: Secretary
                                                  ------------------------------


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                                    EXHIBIT A

                                       TO
                        STATEMENT WITH RESPECT TO SHARES
                                       OF
                                 ALKERMES, INC.

CREATION OF THE CLASS OF PREFERRED STOCK

     RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Second Amended and Restated Articles of Incorporation, as amended, of the Company, there is hereby established a class of preferred stock, par value $.01 per share, which shall consist of 3,000,000 of the 5,000,000 shares of undesignated and unissued capital stock of the Company. The Board of Directors shall have the full authority from time to time to make determinations of the designation and the number of shares of any series of such class of preferred stock and to make determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of such class or series.